Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Aircastle Limited
Julia Hallisey
Tel: + 1-203-504-1063
Aircastle Announces Up to $530 Million in ECA Financing Support for New Airbus A330 Aircraft
Stamford, CT. June 11, 2010 — Aircastle Limited (NYSE: AYR) announced today that it received approvals from the European Export Credit Agencies (“ECAs”) to support up to $530 million of debt financing for seven new Airbus A330 aircraft, subject to customary terms and conditions. More specifically, these approvals pertain to two new Airbus Model A330-200F freighters scheduled for delivery to an affiliate of the HNA Group (“HNA”), the parent company of Hainan Airlines, later this year and five new Airbus Model A330-200 passenger aircraft which are scheduled for delivery to South African Airways PTY LTD (“SAA”) during 2011.
Additionally, Aircastle announced that it has received a commitment from Sumitomo Mitsui Banking Corporation (“SMBC”) for up to $250 million in ECA-supported debt financing for the first three Airbus Model A330-200 passenger aircraft deliveries to SAA in 2011. Aircastle is currently in discussions with banks concerning financing for the other SAA and the HNA aircraft.
Ron Wainshal, Aircastle’s Chief Executive Officer commented, “These ECA approvals to support up to $530 million in debt financing put our Airbus A330 acquisition program on an excellent financial footing. We appreciate the confidence shown by the European Export Credit Agencies, including our lead agency, COFACE of France. We are also very pleased to have secured a $250 million commitment from SMBC for our largest A330 placement, with South African Airways. We’re looking forward to awarding a mandate to provide term financing for the balance of our SAA and Hainan Group deliveries soon and working with the ECAs to support the financing efforts on our remaining three A330 aircraft delivering in the second half of 2011 and the first half of 2012.”
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of March 31, 2010 Aircastle’s aircraft portfolio consisted of 129 aircraft and had 59 lessees located in 33 countries.

Safe Harbor
Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, lease or finance aircraft and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, which may adversely affect our continued ability to obtain additional capital to finance our working capital needs, our pre-delivery payment obligations and other aircraft acquisition commitments, our ability to extend or replace our existing financings, and the demand for and value of aircraft; our exposure to increased bank and counterparty risk caused by credit and capital markets disruptions; volatility in the value of our aircraft or in appraisals thereof, which may, among other things, result in increased principal payments under our term financings and reduce our cash flow available for investment or dividends; general economic conditions and business conditions affecting demand for aircraft and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and/or reduced yields, operational disruptions caused by volcanic activity and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; termination payments on our interest rate hedges; and other risks detailed from time to time in Aircastle Limited’s filings with the SEC, including “Risk Factors” as previously disclosed in Aircastle’s 2009 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.
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